Exhibit 10.1
Amendment to
NBT Bancorp Inc. Supplemental Executive Retirement Plan
Supplemental Retirement Agreement for Scott A. Kingsley

The NBT Bancorp Inc. Supplemental Executive Retirement Plan, effective as of December 19, 2016, with respect to the supplemental retirement agreement between NBT Bancorp Inc. and Scott A. Kingsley, effective as of May 21, 2024, is amended by the parties effective January 1, 2025 as follows:

A new Section 4.3 of the Supplemental Executive Retirement Plan is added as follows:

4.3
Notwithstanding, the minimum Pay-Based Credit attributable to Sections 4.1(a) or 4.2(a) as applicable shall not be less than $1,000,000 minus the annual Pay-Based Credit attributable to Sections 4.1(b) or 4.2(b) as applicable and minus the annual discretionary and matching contributions under the Basic 401(k)/ESOP as provided for in Section 5.1 disregarding the limitations described therein (that is, the gross contribution amounts before offset for qualified plan contributions).

NBT BANCORP INC.

By:	/s/ Martin A. Dietrich	Date:	3/24/2025
Martin A. Dietrich
Chairman of the Board

By:	/s/ Annette L. Burns	Date:	3/24/2025
Annette L. Burns
Chief Financial Officer